UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2014

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	IRS Employer
of Incorporation)	File Number)	Identification No.)

11101 W 120th Ave, Suite 200, Broomfield, Colorado 80021

(Address of Principal Executive Offices) (Zip Code)

303-544-1111

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2014, the board of directors of Roomlinx, Inc., a Nevada corporation (“Roomlinx”), appointed Michael S. Wasik, the Chief Executive Officer of Roomlinx, to the positions of Interim Chief Financial Officer and Interim Chief Principal Accounting Officer of Roomlinx, effective immediately. Roomlinx has not entered into any material plan, contract or arrangement with Mr. Wasik with respect to such appointments.

Other than Mr. Wasik’s Amended and Restated Employment Agreement dated August 29, 2013 with Roomlinx (the terms of which have been disclosed by Roomlinx in its Annual Report on Form 10-K for the Fiscal Year ended December 31, 2013), there has been no transaction, since the beginning of Roomlinx’s last fiscal year, or any currently proposed transaction, in which Roomlinx was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Wasik or any related person had or will have a direct or indirect material interest.

Mr. Wasik, age 45, has served as Roomlinx's Chief Executive Officer and member of the Board of Directors since November 2005 following the merger of his former company, SuiteSpeed, with Roomlinx. Prior to the Roomlinx merger, Mr. Wasik was the CEO/Founder of SuiteSpeed Inc. a wireless Internet provider within the hospitality market. Prior to SuiteSpeed, Mr. Wasik was the Founder and Chairman of the Board of TRG Inc., an IT consulting company, since 1997.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2014	ROOMLINX INC.

	By:	/s/ Michael S. Wasik
Michael S. Wasik President and Chief Executive Officer

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